Exhibit 10.1

INTELIMAX MEDIA INC.

SHARE OPTION PLAN
(the “Plan”)

Dated for Reference October 21, 2011

ARTICLE 1
PURPOSE AND INTERPRETATION

Purpose

1.1
The purpose of this Plan will be to advance the interests of Intelimax Media Inc. (the “Company”) by encouraging equity participation in the Company through the acquisition of common shares (the “Shares”) of the Company.  It is the intention of the Company that this Plan will at all times be in compliance with the policies (the “CSNX Policies”) of the Canadian National Stock Exchange (“CNSX”) and any inconsistencies between this Plan and the CNSX Policies, whether due to inadvertence or changes in the CNSX Policies, will be resolved in favour of the CNSX Policies.

Definitions

2.1           In this Plan:

“Affiliate” means a company that is a parent or subsidiary of the Company, or that is controlled by the same entity as the Company;

“Associate” has the meaning assigned by the Securities Act;

“Board” means the board of directors of the Company or any committee thereof duly empowered or authorized to grant options under this Plan;

“CNSX” means the Canadian National Stock Exchange;

“CNSX Policies” means the rules and policies of the CNSX, as amended from time to time;

“Company” means Intelimax Media Inc. and includes, unless the context otherwise requires, all of its subsidiaries of affiliates and successors according to law;

“Consultant” means an individual or Consultant Company, other than an Employee, Officer or Director that:

(i)	provides on an ongoing bona fide basis, consulting, technical, managerial or like services to the Company or an Affiliate of the Company;

(ii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and

(iii)	has a relationship with the Company or an Affiliate that enables the individual or Consultant Company to be knowledgeable about the business and affairs of the Company;

“Consultant Company” means for an individual consultant, a company or partnership of which the Person is an employee, shareholder or partner;

“Directors” means the directors of the Company as may be elected from time to time;

“Effective Date” for an Option means the date of grant of the Option by the Board;

“Employee” means:

(i)	an individual who is considered an employee under the Income Tax Act (i.e., for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)
an individual who works full-time for the Company or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)
an individual who works for the Company or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions need not be made at source;

“Exercise Price” means the amount payable per Optioned Share on the exercise of an Option, as specified in the Option Commitment relating to such Option and as determined in accordance with the terms of this Plan;

“Expiry Date” means the day on which an Option lapses as specified in the Option Commitment relating to such Option or in accordance with the terms of this Plan;

“Listed Shares” means the number of issued and outstanding Shares of the Company that have been accepted for listing on the CNSX, but excluding dilutive securities not yet converted into Listed Shares;

“Management Company Employee” means an individual employed by another Person providing management services to the Company which are required for the ongoing successful operation of the business enterprise of the Company;

“Officer” means a duly appointed executive officer of the Company;

“Option” means the right granted under this Plan to a Service Provider to purchase Optioned Shares;

“Option Commitment” means the notice of grant of an Option delivered by the Company to a Service Provider and substantially in the form of Schedule “A” (as to an Option without vesting provisions) or Schedule “B” (as to an Option with vesting provisions) attached hereto;

“Optioned Shares” means Shares that may be issued in the future to a Service Provider upon the exercise of an Option;

“Optionee” means the recipient of an Option granted under this Plan;

“Person” means a company or an individual;

“Plan” means this Share Option Plan, the terms of which are set out herein or as may be amended;

“Regulatory Approval” means the approval of the CNSX and any other securities regulatory authority that may have lawful jurisdiction over this Plan and any Options granted under this Plan;

“Securities Act” means the Securities Act, R.S.B.C. 1996, c.418, as amended from time to time;

“Service Provider” means a Person who is a bona fide Director, Officer, Employee, Management Company Employee or Consultant, and also includes a company, of which 100% of the share capital is beneficially owned by one or more Service Providers; and

“Shares” means the common shares of the Company.

ARTICLE 2
SHARE OPTION PLAN

Establishment of Share Option Plan

2.1	There is hereby established this Plan to recognize contributions made by Service Providers and to create an incentive for their continuing assistance to the Company and its Affiliates.

Shares Issuable under the Plan

2.2
Subject to CNSX Policies, the aggregate number of Optioned Shares that may be issuable pursuant to Options granted under this Plan will not exceed 10% of the number of issued Shares of the Company at the time of the granting of Options under the Plan.

Eligibility

2.3	Options to purchase Optioned Shares may be granted under this Plan to Service Providers from time to time by the Board.

Options Granted Under this Plan

2.4
All Options granted under this Plan will be evidenced by an Option Commitment substantially in the forms attached hereto as Schedule “A” or Schedule “B”, showing the number of Optioned Shares, the term of the Option, the Exercise Price and a reference to vesting terms, if any.

2.5	Subject to specific variations approved by the Board, all terms and conditions set out in this Plan will be deemed to be incorporated into and form part of an Option Commitment made hereunder.

Options Not Exercised

2.6
In the event an Option granted under this Plan expires unexercised or is terminated by reason of dismissal of the Optionee for cause or is otherwise lawfully cancelled prior to exercise of the Option, the Optioned Shares that were issuable thereunder will be returned to the Plan and will be eligible for re-issue.

Powers of the Board

2.7
The Board will be responsible for the general administration of this Plan and the proper execution of its provisions, the interpretation of this Plan and the determination of all questions arising hereunder.  Without limiting the generality of the foregoing, the Board has the power to:

(a)           allot Shares for issuance in connection with the exercise of Options;

(b)           grant Options under this Plan;

(c)
subject to Regulatory Approval, amend, suspend, terminate or discontinue this Plan, or revoke or alter any action taken in connection therewith, except that no general amendment or suspension of this Plan will, without the written consent of all Optionees, alter or impair any Option previously granted under this Plan unless as a result of a change in CNSX Policies; and

(d)
delegate all or such portion of its powers under this Plan as it may determine to one or more committees of the Board, either indefinitely or for such period of time as it may specify, and thereafter each such committee may exercise the powers and discharge the duties of the Board in respect of this Plan so delegated to the same extent as the Board is hereby authorized so to do.; and

(e)	may in its sole discretion amend this Plan (except for previously granted and outstanding Options), pursuant to paragraph 5.8.

ARTICLE 3
TERMS AND CONDITIONS OF OPTIONS

Exercise Price

3.1
The Exercise Price of an Option will be set by the Board at the time such Option is granted under this Plan, and, unless otherwise permitted under CNSX Policies, cannot be less than the greater of the closing market price of the Listed Shares on (a) the trading day immediately prior to the date of grant of the Option; and (b) the date of grant of the Option.

Term of Option

3.2	An Option can be exercisable for a maximum of five (5) years from the Effective Date.

3.3	Subject to paragraph 3.2, the term of an Option will be set by the Board at the time such Option is granted under this Plan.

Option Amendment

3.4	Unless otherwise permitted under CNSX Policies, the terms of an Option may not be amended after the Option is granted.

Vesting of Options

3.5	Vesting of Options is at the discretion of the Board and will generally be subject to:

(a)
the Service Provider remaining employed by or continuing to provide services to the Company or any of its subsidiaries and Affiliates, as well as, at the discretion of the Board, achieving certain milestones which may be defined by the Board from time to time or receiving a satisfactory performance review by the Company or its subsidiary or Affiliate during the vesting period; or

(b)	remaining as a Director of the Company or any of its subsidiaries or Affiliates during the vesting period.

Optionee Ceasing to be a Service Provider

3.6
The Option will expire immediately at such time as and no Option may be exercised after the Service Provider has left his or her employment/office or has been advised that his or her services are no longer required or that his or her service contract has expired, except as follows:

(a)
in the case of the death of an Optionee, any vested Option held by him or her at the date of death will become exercisable by the Optionee’s lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such Optionee and the date of expiration of the term otherwise applicable to such Option;

(b)
Options granted to an Optionee may be extended for such time period as the Board may determine but only to the extent that such Options were vested in the Optionee at the date the Optionee ceased to be so employed or provide services to the Company; and

(c)
in the case of an Optionee being dismissed from employment or service for cause, such Optionee’s Options, whether or not vested at the date of dismissal, will immediately terminate without right to exercise same.

Non-Assignable

3.7	Subject to paragraph 3.6(a), all Options will be exercisable only by the Optionee to whom they are granted and will not be assignable or transferable.

Adjustment of the Number of Optioned Shares

3.8	The number of Shares subject to an Option will be subject to adjustment in the event and in the manner following:

(a)
in the event of a subdivision of Shares as constituted on the date of this Plan, at any time while an Option is in effect, into a greater number of Shares, the Company will thereafter deliver at the time of purchase of Optioned Shares, in addition to the number of Optioned Shares in respect of which the right to purchase is then being exercised, such additional number of Shares as result from the subdivision without an Optionee making any additional payment or giving any other consideration therefore;

(b)
in the event of a consolidation of the Shares as constituted on the date of this Plan, at any time while an Option is in effect, into a lesser number of Shares, the Company will thereafter deliver and an Optionee will accept, at the time of purchase of Optioned Shares, in lieu of the number of Optioned Shares in respect of which the right to purchase is then being exercised, the lesser number of Shares as result from the consolidation;

(c)
in the event of any change of the Shares as constituted on the date of this Plan, at any time while an Option is in effect, the Company will thereafter deliver at the time of purchase of Optioned Shares the number of shares of the appropriate class resulting from the said change as an Optionee would have been entitled to receive in respect of the number of Shares so purchased had the right to purchase been exercised before such change;

(d)
in the event of a capital reorganization, reclassification or change of outstanding equity shares (other than a change in the par value thereof) of the Company, a consolidation, merger or amalgamation of the Company with or into any other company or a sale of the property of the Company as or substantially as an entirety at any time while an Option is in effect, an Optionee will thereafter have the right to purchase and receive, in lieu of the Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of Shares equal to the number of Optioned Shares immediately theretofore purchasable and receivable upon the exercise of the Option would have received as a result thereof.  The subdivision or consolidation of Shares at any time outstanding (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this sub-paragraph 3.8(d);

(e)	an adjustment will take effect at the time of the event giving rise to the adjustment and the adjustments provided for in this paragraph are cumulative;

(f)
the Company will not be required to issue fractional shares in satisfaction of its obligations under this Plan.  Any fractional interest in a Share that would, except for the provisions of this sub-paragraph 3.8(f), be deliverable upon the exercise of an Option will be cancelled and will not be deliverable by the Company; and

(g)
if any questions arise at any time with respect to the Exercise Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in this paragraph 3.8, such questions will be conclusively determined by the Company’s auditors, or, if they decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia (or in the city of the Company’s principal executive office) that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

ARTICLE 4
COMMITMENT AND EXERCISE PROCEDURES

Option Commitment

4.1
Upon grant of an Options pursuant to this Plan, an authorized Director or Officer of the Company will deliver to the Optionee an Option Commitment detailing the terms of such Options and upon such delivery the Optionee will be subject to this Plan and have the right to purchase the Optioned Shares at the Exercise Price set out in such Option Commitment, subject to the terms and conditions of this Plan.

Manner of Exercise

4.2	An Optionee who wishes to exercise his or her Option may do so by delivering to the Company:

(a)	a written notice specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b)	cash or a certified cheque payable to the Company for the aggregate Exercise Price for the Optioned Shares being acquired.

Delivery of Certificate and Hold Periods

4.3
As soon as practicable after receipt of the notice of exercise described in paragraph 4.2 and payment in full for the Optioned Shares being acquired, the Company will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares.  Such certificate will bear a legend stipulating any resale restrictions required under applicable securities laws.

Withholding

4.4
As a condition of and prior to participation in the Plan, each Optionee authorizes the Company to withhold from any amount otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan.  The Company will also have the right in its discretion to satisfy any such liability for withholding or other required deduction amounts by retaining or acquiring any Optioned Shares, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to an Optionee under the Plan.  The Company may require an Optionee, as a condition to exercise of an Option to pay or reimburse the Company for any such withholding or other required deduction amounts related to the exercise of Options.

ARTICLE 5
GENERAL

Employment and Services

5.1
Nothing contained in this Plan will confer upon or imply in favour of any Optionee any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company to lawfully terminate the Optionee’s office, employment or service at any time pursuant to the arrangements pertaining to same.  Participation in this Plan by an Optionee will be voluntary.

No Representation or Warranty

5.2
The Company makes no representation or warranty as to the future market value of Optioned Shares issued in accordance with the provisions of this Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Options or the Optioned Shares issuable thereunder or the tax consequences to a Service Provider.  Compliance with applicable securities laws as to the disclosure and resale obligations of each Optionee is the responsibility of such Optionee and not the Company.

No Rights as Shareholder

5.3	No Optionee will have any of the rights as a shareholder of the Company in respec6t of the Optioned Shares subject to an Option until such Optioned Shares have been paid for in full and issued.

No Prohibition on Other Arrangements

5.4
Nothing contained in this Plan will prevent the Company or any of its Affiliates from adopting or continuing in effect other compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

Interpretation

5.5
The validity, construction and effect of this Plan, the grants of Options, the issue of Optioned Shares, any rules and regulations relating to this Plan and any Option Commitment, and all determinations made and actions taken pursuant to this Plan, will be governed and construed in accordance with the laws of the Province of British Columbia.

5.6
If any provision of this Plan or any Option Commitment is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify this Plan or any Option under any law deemed applicable by the Board, such provision will be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Option, such provision will be stricken as to such jurisdiction, person, or Option and the remainder of this Plan and any such Option Commitment will remain in full force and effect.

5.7
Headings are given to the sections and paragraphs of this Plan solely as a convenience to facilitate reference.  Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

Amendment of this Plan

5.8
The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate this Plan with respect to all Optioned Shares in respect of Options which have not yet been granted hereunder.  Any amendment to any provision of this Plan will be subject to any necessary Regulatory Approvals.

Effective Date

5.9	This Plan will become effective upon being adopted by the Board.

SCHEDULE “A”

INTELIMAX MEDIA INC.
SHARE OPTION PLAN DATED OCTOBER 21, 2011

OPTION COMMITMENT
[No Vesting Provision]

Notice is hereby given that, effective this __________day of________________, 20___ (the “Effective Date”), INTELIMAX MEDIA INC. (the “Company”) has granted to___________________ (the “Service Provider”) an Option to acquire_____________ Shares (the “Optioned Shares”) until 4:30 p.m. (Vancouver Time) on the ____________ day of , 20___ (the “Expiry Date”) at an exercise price (the “Exercise Price”) of $_____ per Optioned Share.

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company’s Share Option Plan dated October 21, 2011, (the “Plan”) the terms and conditions of which are hereby incorporated.

To exercise your Option, you must deliver to the Company a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price.  A certificate for the Optioned Shares so acquired will be issued by the Company’s transfer agent as soon as practicable thereafter and will bear a minimum four month non-transferability legend from the date of this Option Commitment.

The Company and the Service Provider represent that the Service Provider under the terms and conditions of the Plan is a bona fide [EMPLOYEE/ CONSULTANT/ MANAGEMENT COMPANY EMPLOYEE] ______________of the Company, entitled to receive Options under CNSX Policies.

INTELIMAX MEDIA INC.
________________________
Authorized Signatory

By signature hereunder,      [Service Provider]    hereby acknowledges receipt of this Option Commitment and hereby consents to the Company’s collection, use and disclosure of his/her personal information for the purposes of the Company’s grant of the Option evidenced by this Option Commitment.    [Service Provider]  further acknowledges that, from time to time, the Company may be required to disclose such personal information to securities regulatory authorities and stock exchanges and, by providing such personal information to the Company,     [Service Provider]     hereby expressly consents to such disclosure.

______________________________
[Service Provider]

SCHEDULE “B”

INTELIMAX MEDIA INC.
SHARE OPTION PLAN DATED OCTOBER 21, 2011

OPTION COMMITMENT
 [Vesting Provisions]

Notice is hereby given that, effective this _______________ day of _______________, 20 __________________________ (the “Effective Date”), INTELIMAX MEDIA INC. (the “Company”) has granted to ______________________ (the “Service Provider”) an Option to acquire _______________ Shares (the “Optioned Shares”) until 4:30 p.m. (Vancouver Time) on the ____ day of ___________, 20___ (the “Expiry Date”) at an exercise price (the “Exercise Price”) of $_____ per Optioned Share.

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company’s Share Option Plan dated October 21, 2011, (the “Plan”) the terms and conditions of which are hereby incorporated.

Optioned Shares will vest as follows:

To exercise your Option, you must deliver to the Company a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price.  A certificate for the Optioned Shares so acquired will be issued by the Company’s transfer agent as soon as practicable thereafter and will bear a minimum four month non-transferability legend from the date of this Option Commitment.

The Company and the Service Provider represent that the Service Provider under the terms and conditions of the Plan is a bona fide [EMPLOYEE/ CONSULTANT/ MANAGEMENT COMPANY EMPLOYEE] _______________________of the Company, entitled to receive Options under CNSX Policies.

INTELIMAX MEDIA INC.

______________________________
Authorized Signatory

By signature hereunder,     [Service Provider]      hereby acknowledges receipt of this Option Commitment and hereby consents to the Company’s collection, use and disclosure of his/her personal information for the purposes of the Company’s grant of the Option evidenced by this Option Commitment.    [Service Provider]   further acknowledges that, from time to time, the Company may be required to disclose such personal information to securities regulatory authorities and stock exchanges and, by providing such personal information to the Company,   [Service Provider]     hereby expressly consents to such disclosure.

__________________________
[Service Provider]